Exhibit 10.5

PERFORMANCE SHARE AWARD AGREEMENT

UNDER THE JAVO BEVERAGE COMPANY, INC.

2007 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:

Grant Date of Award:

Target Number of Performance Shares:

Performance Measure: as described in Exhibit A

Pursuant to the Javo Beverage Company, Inc. 2007 Stock Option and Incentive Plan (the “Plan”), Javo Beverage Company, Inc. (the “Company”) hereby agrees to award to the Grantee named above shares of common stock of the Company (“Stock”), the final number of which shall be determined pursuant to, and subject to the attainment of performance goals set forth in Exhibit A (the “Performance Goals” and such shares of Stock shall be the “Performance Shares”). The Performance Shares are granted pursuant to, and are subject to the restrictions and conditions set forth herein and in the Plan.

1. Acceptance of Performance Shares Grant; Rights as Stockholder.

(a) The Grantee hereby acknowledges and understands that the Performance Shares represent a commitment of the Company to issue shares of Stock, subject to the attainment of the Performance Goals and the receipt by the Company of a fully executed copy of this Agreement.

(b) The Administrator shall certify at its first meeting after each of the Measurement Dates set forth in Exhibit A, whether and to what extent the Performance Goals have been met. Upon such certification, and provided that the Grantee is employed on the date of such Administrator certification, the relevant number of Performance Shares, in the form of fully vested shares of Stock, shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company and shall have all the rights of a Stockholder with respect to such shares of Stock. Any vested Performance Shares shall be so issued and delivered to the Grantee no later than 30 days after each Measurement Date. The actual number of shares of Stock to be issued to the Grantee will vary depending upon the attainment of the Performance Goals.

2. Vesting of Performance Shares.

(a) A Grantee shall only vest in the Performance Shares to the extent the Performance Goals are attained, as more fully described in Exhibit A and as determined by the Administrator.

(b) Notwithstanding anything contained herein, the terms of any severance or employment agreement between the Company and the Grantee shall determine whether, and to what extent, any unvested Performance Shares shall accelerate and become vested in connection with the occurrence of certain termination of employment events including, without limitation, in the event of a termination of employment in connection with a Change in Control (as such term or any similar term is defined in any such severance or employment agreement).

3. Incorporation of Plan.

Notwithstanding anything herein to the contrary, this Agreement shall be subject to, and governed by, all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

4. Transferability.

This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. None of the shares of Stock now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws, and such disposition is in accordance with the terms, conditions and limitations of the Company’s Certificate of Incorporation, as amended. Any attempted disposition of Stock not in accordance with the terms and conditions of this Section shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock.

5. Tax Withholding.

The Grantee shall, not later than the date as of which the receipt of the award of Performance Shares becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Administrator may allow the Grantee to elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued a number of shares with a Fair Market Value equal to the withholding obligation (or part thereof), or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

6. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at Grantee’s place of employment, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Javo Beverage Company, Inc.

By:

Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s Name and Address:

EXHIBIT A

Performance Goals and Vesting Schedule

Measurement Dates